UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2015

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 9, 2015, Incyte Corporation (the “Company”) announced and filed a Current Report on Form 8-K with respect to the entry into the License, Development and Commercialization Agreement by and among the Company, a wholly-owned subsidiary of the Company, Agenus Inc. (“Agenus”), and a wholly-owned subsidiary of Agenus (the “Collaboration Agreement”) and the related Stock Purchase Agreement between the Company and Agenus (the “Stock Purchase Agreement”).  Closing under the Stock Purchase Agreement and effectiveness of the Collaboration Agreement were conditioned on the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the waiting period expired on February 17, 2015.  On February 18, 2015, the Company completed the purchase pursuant to the Stock Purchase Agreement of approximately 7.76 million shares of Agenus common stock for an aggregate purchase price of $35 million in cash, or approximately $4.51 per share.  On February 19, 2015, the Collaboration Agreement became effective and, pursuant to that agreement, the Company paid Agenus upfront non-refundable payments totaling $25 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 20, 2015

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel